SCHEDULE G
                                       TO
                         THE ADVISORS' INNER CIRCLE FUND
                         AMENDED AND RESTATED RULE 18F-3
                               MULTIPLE CLASS PLAN
                             DATED FEBRUARY 21, 2007

                                    WHG FUNDS

-------------------------------- ----------------------------- -----------------
FUND                                 INSTITUTIONAL CLASS            A CLASS
-------------------------------- ----------------------------- -----------------
WHG LargeCap Value Fund                       X                        X
-------------------------------- ----------------------------- -----------------
WHG SMid Cap Fund                             X
-------------------------------- ----------------------------- -----------------
WHG SmallCap Value Fund                       X
-------------------------------- ----------------------------- -----------------
WHG Income Opportunity Fund                   X                        X
-------------------------------- ----------------------------- -----------------
WHG Balanced Fund                             X
-------------------------------- ----------------------------- -----------------
WHG AllCap Value Fund                         X
-------------------------------- ----------------------------- -----------------

                                                                     EXHIBIT G.1

                             WHG LARGECAP VALUE FUND
                           WHG INCOME OPPORTUNITY FUND

                        CERTIFICATE OF CLASS DESIGNATION

                                     A CLASS

1.   CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS, OTHER EXPENSES

     A Class Shares of each of the Funds are sold subject to a front-end sales charge. The front-end sales charges are indicated on the following table.

     Additionally, A Class Shares are also subject to a Rule 12b-1 fee. The Trust, on behalf of the Funds, will reimburse the distributor annually for expenses incurred in connection with its distribution activities under the distribution plan approved by the Board of Trustees, not to exceed an annual rate of 0.25% of each Fund's average daily net assets attributable to the A Class Shares of each Fund. Such activities include those associated with the promotion and sale of the Fund's A Class Shares including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel.

     The following table shows the load waived sales charge on A Class Shares of the Funds:

     ---------------------------------------- ----------------------------- --------------------------
                                                  SALES CHARGE - % OF        SALES CHARGE - % OF NET
     INVESTMENT                                       OFFERING PRICE                INVESTMENT
     ---------------------------------------- ----------------------------- --------------------------
     Less than $50,000                                   5.00%                        5.26%
     ---------------------------------------- ----------------------------- --------------------------
     50,000 but less than $100,000                       4.00%                        4.16%
     ---------------------------------------- ----------------------------- --------------------------
     $100,000 but less than $250,000                     3.00%                        3.09%
     ---------------------------------------- ----------------------------- --------------------------
     $250,000 but less than $500,000                     2.50%                        2.56%
     ---------------------------------------- ----------------------------- --------------------------
     $500,000 but less than $1,000,000                   2.00%                        2.04%
     ---------------------------------------- ----------------------------- --------------------------
     $1,000,000 and over*                                 None                        None
     ---------------------------------------- ----------------------------- --------------------------

     * A contingent deferred sales charge (CDSC) of 1.00% will be charged on certain purchases of $1,000,000 or more that are redeemed within 15 months of purchase.

2.   ELIGIBILITY OF PURCHASERS

     A Class Shares are available to individual and institutional investors and require a minimum initial investment.

3.   EXCHANGE PRIVILEGES

     A Class Shares of each WHG Fund may be exchanged for A Class Shares of each other WHG Fund in accordance with the procedures disclosed in the Fund's prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.   VOTING RIGHTS

     Each A Class shareholder will have one vote for each full A Class Share held and a fractional vote for each fractional A Class Share held. A Class shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to the A Class Shares (such as a distribution plan or service agreement relating to the A Class Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the A Class shareholders differ from the interests of holders of any other class.

5.   CONVERSION RIGHTS

     A Class Shares do not have a conversion feature.

                                                                     EXHIBIT G.2

                             WHG LARGECAP VALUE FUND
                                WHG SMID CAP FUND
                             WHG SMALLCAP VALUE FUND
                           WHG INCOME OPPORTUNITY FUND
                                WHG BALANCED FUND
                              WHG ALLCAP VALUE FUND

                        CERTIFICATE OF CLASS DESIGNATION

                               INSTITUTIONAL CLASS

1.   CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES

     Institutional Class Shares are sold without a load or sales charge, and are not subject to a Rule 12b-1 fee and shareholder services plan.

2.   ELIGIBILITY OF PURCHASERS

     Institutional Class Shares are available to individual and institutional investors, subject to the minimum investment requirement described in each Fund's prospectus.

3.   EXCHANGE PRIVILEGES

     Institutional Class Shares of each WHG Fund may be exchanged for Institutional Class Shares of each other WHG Fund in accordance with the procedures disclosed in each Fund's prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.   VOTING RIGHTS

     Each Institutional Class shareholder will have one vote for each full Institutional Class Share held and a fractional vote for each fractional Institutional Class Share held. Institutional Class shareholders will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to its distribution or shareholder servicing arrangements; (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the Institutional Class shareholders differ from the interests of holders of any other class; and (iii) in all other respects the same rights and obligations as any other class.

5.   CONVERSION RIGHTS

     Institutional Class Shares do not have a conversion feature.